Exhibit 21

Active Subsidiaries
Subsidiary Information System
As of: February 25, 2013

The following subsidiaries are wholly-owned by the registrant or another subsidiary of the Registrant.

Academia de Negocios S/C Ltda.
Administradora Dart, S. de R.L. de C.V
Armand Dupree, Inc.
Auburn River Realty Company
Avroy Shlain Cosmetics (Botswana) (Pty) Ltd.
Avroy Shlain Cosmetics (Namibia) (Pty) Ltd.
Avroy Shlain Cosmetics (Pty) Ltd.
BBVA Bancomer Trust
BC International Cosmetic & Image Services Inc.
BeautiControl Cosméticos Do Brasil Ltda.
BeautiControl Mexico, S. de R.L.
BeautiControl, Inc.
Beauty Products, Inc.
CAV Sul Centro de Apoio de Vendas de Produtos
Centro de Distribuicao Mineira de Produtos de Plastico
Centro de Distribuicao RS Ltda.
Centro Oeste Distribuidora de Produtos Plasticos Ltda.
CH Laboratories Pty Ltd
Corcovado-Plast Distribuidora de Artigos Domesticos Ltda.
Cosmetic Manufacturers Pty. Ltd.
Dart Argentina S.A.
Dart de Venezuela, C.A
Dart Distribucion, S. de R.L. de C.V.
Dart do Brasil Industria e Comercio Ltd
Dart Industries (New Zealand) Limited
Dart Industries Hong Kong Limited
Dart Industries Inc.
Dart Latin America Financing LLC
Dart Manufacturing India Pvt. Ltd.
Dart, S.A. de C.V.
Dartco Manufacturing Inc.
Deerfield Land Corporation
Diecraft Australia Pty. Ltd.
Distribuidora Baiana de Produtos Plasticos Ltda.
Distribuidora Comercial Nordeste de Produtos Plasticos
Distribuidora Comercial Paulista de Plasticos Ltda.
Distribuidora Esplanada de Produtos Plasticos Ltda.
FC Mexican Consulting, S. de R.L. de C.V.
Fuller Beauty Cosmetics de México, S. de R.L. de C.V.
Fuller Beauty Cosmetics S. de RL de C.V.
Fuller Beauty Cosmetics Trainee, S. de R.L. de C.V.
Fuller Cosmetics - Venda Direta de Cosmeticos, Ltda.
Fuller Cosmetics SA de CV
Fuller Mexicana Holdings S de RL de C.V.
House of Fuller S de RL de CV
Inmobiliaria Meck-Mex SA de CV
International Investor, Inc.
Japan Tupperware Co., Ltd.
Latin America Investments, Inc.
NaturCare Japan KK
Newco Logistica e Participacoes Ltda.

Active Subsidiaries
Subsidiary Information System
As of: February 25, 2013

NM Holdings (New Zealand)
NuMet Holdings Pty. Ltd.
Nutrimetics Australia Pty. Ltd.
Nutrimetics France SNC
Nutri-Metics Holding France SNC
Nutri-metics International (Greece) A.E
Nutrimetics International (NZ) Limited
Nutrimetics International (Thailand) Ltd
Nutrimetics International (UK) Limited
Nutri-metics Worldwide (M) Sdn. Bhd.
Nuvo Cosmeticos S.A.
Osceola Corporate Center Master Owners' Association, Inc.
Premiere Products Brands of Canada,
Premiere Products Mexico, S. de R.L.
Premiere Products, Inc.
Premiere Servicios de Administracion S. de R.L.
Probemex SA de CV
PT Cahaya Prestasi Indonesia
PT Tupperware Indonesia
Sara Lee Direct Selling (Swaziland) (P
Servicios Administrativos Fuller, S. de R.L. de C.V.
Servicios De Administracion Integral de Personal, S. de R.L.
Tupperware (China) Company Limited
Tupperware (Portugal) Artigos Domesticos, Lda.
Tupperware (Suisse) SA
Tupperware (Thailand) Limited
Tupperware Articulos Domesticos, S.L.
Tupperware Asia Pacific Holdings Private Limited
Tupperware Australia Pty. Ltd.
Tupperware Bangladesh Private Limited
Tupperware Belgium N.V.
Tupperware Brands Argentina S.A.
Tupperware Brands Asia Pacific Pte. Ltd.
Tupperware Brands Corporation
Tupperware Brands Korea Ltd.
Tupperware Brands Latin America Hol
Tupperware Brands Malaysia Sdn. Bhd.
Tupperware Brands Mexico, S. de R.L.
Tupperware Brands Philippines, Inc.
Tupperware Bulgaria Ltd.
Tupperware Childrens Foundation
Tupperware Colombia S.A.S.
Tupperware Czech Republic, spol. s.r.o
Tupperware d.o.o.
Tupperware de Costa Rica, S.A.
Tupperware de El Salvador, S.A. de C. V.
Tupperware de Guatemala, S.A.
Tupperware Del Ecuador Cia. Ltda.
Tupperware Deutschland GmbH
Tupperware Distributors, Inc.
Tupperware East Asia, LLC
Tupperware Egypt Ltd
Tupperware Espana, S.A.
Tupperware Finance Company B. V.
Tupperware Finance Holding Company B.V.
Tupperware France S.A.

Active Subsidiaries
Subsidiary Information System
As of: February 25, 2013

Tupperware General Services N.V.
Tupperware Global Center SARL
Tupperware Hellas S.A.I.C.
Tupperware HK Procurement Limited
Tupperware Holdings South Africa (Pty) Ltd.
Tupperware Home Parties, LLC
Tupperware Honduras, S. de R.L.
Tupperware Iberica S.A.
Tupperware India Private Limited
Tupperware International Capital Limited
Tupperware International Holdings BV
Tupperware International Holdings Corporation
Tupperware Israel Ltd.
Tupperware Italia S.p.A.
Tupperware Luxembourg S.ar.l.
Tupperware Morocco
Tupperware Nederland B.V.
Tupperware New Zealand Staff Superannuation Plan
Tupperware Nordic A/S
Tupperware Osterreich G.m.b.H.
Tupperware Panama, S.A.
Tupperware Polska Sp.z o.o.
Tupperware Products Philippines, Inc.
Tupperware Products S.A.
Tupperware Products, Inc.
Tupperware Romania s.r.l.
Tupperware Services GmbH
Tupperware Services, Inc.
Tupperware Singapore Pte. Ltd.
Tupperware Southern Africa (Proprietary) Limited
Tupperware Southern Europe, Africa and Middle East
Tupperware Trading Ltd.
Tupperware Turkey, Inc.
Tupperware U.S., Inc.
Tupperware Ukraine, LLC
Tupperware United Kingdom & Ireland Limited
Tupperware, Industria Lusitana de Artigos Domesticos
Tupperware, LLC
TWP S.A.
Uniao Norte Distribuidora de Produtos
Uniao Sul Comercial
Ventas Fuller, S. de R.L. de C.V.
All subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.